Exhibit 99.1

CONTACT:                      Investor Relations                                (214) 792-4415

SOUTHWEST AIRLINES REPORTS FOURTH QUARTER PROFIT AND
38TH CONSECUTIVE YEAR OF PROFITABILITY

DALLAS, TEXAS – January 20, 2011 – Southwest Airlines (NYSE:LUV) today reported its fourth quarter and full year 2010 results.  Net income for fourth quarter 2010 was $131 million, or $.18 per diluted share, compared to $116 million, or $.16 per diluted share, for fourth quarter 2009.   Both periods’ results included special items primarily related to non-cash, mark-to-market, and other items associated with a portion of the Company’s fuel hedge portfolio.   In addition, fourth quarter 2010 results included approximately $3 million in charges (net of profitsharing and taxes) primarily related to consulting and legal fees in connection with the proposed acquisition of AirTran Holdings, Inc.*  Excluding special items for both periods, fourth quarter 2010 net income was $115 million, or $.15 per diluted share, compared to $74 million, or $.10 per diluted share, for fourth quarter 2009.   This was in line with Thomson's First Call mean estimate of $.15 per diluted share for fourth quarter 2010.  Additional information regarding special items is included in this release and in the accompanying reconciliation tables.
For the full year 2010, net income was $459 million, or $.61 per diluted share, compared to $99 million, or $.13 per diluted share, for full year 2009.    In addition to full year 2010 results including charges related to the proposed acquisition of AirTran Holdings, Inc.*, and both years’ results including special items primarily related to fuel hedging, full year 2009 results included a $35 million charge (net of profitsharing and taxes) relating to the Company's 2009 voluntary early-out program.   Excluding these special items for both years, full year 2010 net income was $550 million, or $.74 per diluted share, compared to $143 million, or $.19 per diluted share, for full year 2009.
Gary C. Kelly, Chairman of the Board, President, and Chief Executive Officer, stated: “I commend our People for their perseverance, persistence, and resolve.  Because of them, we emerged from the worst decade in aviation history without losses, without furloughs, and without degradation of our Customer experience.  And, 2010 marked our 38th consecutive year of profitability, a tremendous feat unmatched in the aviation industry.
“Our fourth quarter 2010 net income, excluding special items, improved 55 percent from fourth quarter 2009.  We produced record fourth quarter operating revenues of $3.1 billion, which also was an all-time quarterly record on an available seat mile basis at 12.56 cents.  December passenger unit revenues increased approximately five percent year-over-year.  Thus far in January, booking and revenue trends suggest similar year-over-year improvement in January versus December 2010.  Bookings in place for the remainder of the first quarter also are strong.”
Fourth quarter 2010 unit costs, excluding special items, increased 7.6 percent from fourth quarter 2009, largely due to the 12.7 percent increase in economic fuel costs per gallon to $2.48.   Fourth quarter 2010 economic fuel costs included $14 million, or $0.04 per gallon, in unfavorable cash settlements for fuel derivative contracts.  Based on the Company’s first quarter 2011 fuel hedge position and market prices (as of January 18th), first quarter 2011 economic fuel costs, including fuel taxes, are estimated to be approximately $2.80 per gallon.  Additional information regarding the Company’s fuel derivative contracts is included in the accompanying tables.
Excluding fuel and special items in both periods, fourth quarter 2010 unit costs increased 5.8 percent from fourth quarter 2009, as expected.  Based on current cost trends and capacity plans, the Company expects its first quarter 2011 nonfuel unit costs to increase at a lower year-over-year rate than experienced in fourth quarter 2010.
Kelly stated, “Given the slow economic recovery and volatile fuel environment in 2010, we continued our disciplined strategy of strengthening our network through optimization.   This allowed us to bring Southwest’s legendary low fare service to Panama City Beach, Florida in 2010, and grow key markets like Denver, Boston, and St. Louis, with virtually no seat mile growth for the year.  Absent the acquisition of AirTran*, we currently have no plans to grow our fleet significantly until we reach our profit target and achieve a 15 percent pretax return on invested capital.”

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  The Company recently revised its Boeing delivery schedule, resulting in three additional aircraft to be delivered in 2011.  The Company now has 19 Boeing 737-700 aircraft scheduled for firm delivery in 2011, and 20 Boeing 737-800s scheduled for firm delivery in 2012.  In 2011*, available seat miles are estimated to increase in the five to six percent range from 2010, unchanged from previous forecasts.  The revised 737 Delivery Schedule is included in the accompanying tables.
“As we begin our fifth decade of operations, we have bold aspirations to be the best in every way possible,” continued Kelly.  “We are confident in our ability to deliver, based on existing competitive strengths including:  low cost, low fare Leadership; outstanding Customer Service; excellent operations; America’s largest mainline route network; and a strong financial position.  These strengths have earned us record-setting revenue production; industry-leading Customer Service rankings; the world’s largest all-Boeing fleet; and the most domestic Customers of any airline (based on originating passengers boarded).
“We have significant revenue initiatives underway to close the gap between our current profit performance versus our target.  First and foremost, we are committed to our proposed acquisition of AirTran*, which is expected to yield significant net annual synergies of more than $400 million by 2013.
“We were thrilled to recently announce the March 1, 2011 launch of our All-New Rapid Rewards program, many years in the making.  We believe the new frequent flyer program offers substantial improvements for our Members, and has the potential to contribute hundreds of millions in incremental net revenues over the next several years.  “Introducing the larger Boeing 737-800 into our fleet in 2012 brings many more exciting destinations into the realm of possibilities for the Southwest network.  On long-haul, high-demand routes, the economics favor the -800 versus the -700, producing lower unit costs.  It also offers better scheduling flexibility in high-demand, slot-controlled, or gate-restricted markets.
“Finally, we have begun the multi-year process of replacing our reservation system to pave the way for international destinations, along with other Customer Service and revenue enhancements.
“In addition to these four significant initiatives, we continue efforts to implement enhancements to Revenue Management, rollout inflight internet connectivity, and implement Required Navigation Performance (RNP).  Also, we are very excited to launch service to Greenville-Spartanburg and Charleston, South Carolina, and Newark, New Jersey in March 2011.
“We have a lot of work in front of us.  But, without a doubt, we have proven our ability to successfully manage change.  Our Employees deserve all the credit.  Truly, they are our greatest strength.”

2010 Southwest Airlines recognitions and honors include:
•	Named the top U.S. Airline on the University of Michigan’s American Customer Satisfaction Index (ASCI)
•	Recognized as the twelfth most admired Company in the world by FORTUNE magazine; the only U.S. airline to make this list of the World's Top 50 Most Admired Companies
•	Ranked seventh among the top ten companies in MSN Money’s 2010 Customer Service Hall of Fame
•	Honored by Executive Travel Magazine and their 2010 Leading Edge Awards as the best North American Low Cost Carrier for its outstanding Customer Service
•	Named Best Low-Cost Carrier in North America by Business Traveler Magazine
•	Recognized as the Best Domestic Value, Best Luggage Policy, Best Check-in Experience, Top Website, and Best Consumer On-Time Estimates in the 2010 Airline Survey conducted by Zagat
•	Named Favorite Domestic Airline and recognized as having the friendliest domestic flight crews in the 2010 Reader’s Choice Awards by SmarterTravel.com
•	Ranked second in the Glassdoor.com Employee Choice Awards for Best Places to Work; the only airline to make the list
•	Ranked in the top 150 in Newsweek’s 2010 Green Rankings of the largest publicly traded companies in the U.S.
•
Named to the annual ranking of the Top 50 Most Socially Responsible Companies in the U.S. by the Boston College Center for Corporate Citizenship and The Reputation Institute; the only airline to make the list

•
Received The Williams Trophy from the Washington Airports Task Force for its commitment to training Pilots and retrofitting aircraft for Required Navigational Performance, the cornerstone of the Next Generation Air Traffic Control system

•
Received a near-perfect score on the Human Rights Campaign Foundation’s ninth annual Corporate Equality Index Survey, which grades U.S. employers on categories such as nondiscrimination policies, training, Employee benefits, Employee support through diversity councils, and marketing

•	Selected by G.I. Jobs magazine as one of the nation’s Top Military Friendly Employers
•
Awarded the Quest for Quality Award by Logistics Management magazine, the 14th consecutive year for Southwest Airlines Cargo to receive the recognition; also received top honors in critical categories, such as Customer Service, Ontime Performance, Value, Information Technology, and Equipment and Operations

•	Southwest Cargo was named Airline of the Year by Express Delivery and Logistics Association for the sixth consecutive year
•	Nuts About Southwest was inducted into the Hall of Fame at the PRNews Platinum PR Awards, recognizing Southwest’s initiatives that have set high benchmarks for originality and execution

Southwest will discuss its fourth quarter and full year 2010 results on a conference call at 12:30 p.m. Eastern Time today.  A live broadcast of the conference call will be available at southwest.com.

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Operating Results
Total operating revenues for fourth quarter 2010 increased 14.8 percent to $3.1 billion, compared to fourth quarter 2009, while fourth quarter 2010 total operating expenses increased 13.9 percent to $2.9 billion.  Operating income for fourth quarter 2010 was $216 million, compared to operating income of $167 million in fourth quarter 2009.  Excluding special items, operating income increased 32.8 percent to $263 million in fourth quarter 2010, compared to $198 million in fourth quarter 2009.
Operating revenues for the year ended December 31, 2010, increased 16.9 percent to $12.1 billion compared to full year 2009, while full year 2010 operating expenses increased 10.2 percent to $11.1 billion. Operating income for 2010 was $988 million, compared to $262 million in 2009.  Excluding special items, operating income for 2010 was $1.2 billion, compared to $540 million in 2009.  The Company’s return on invested capital (before taxes and excluding special items) was approximately 10 percent for the twelve months ended December 31, 2010, compared to approximately five percent for the same period in 2009.  Additional information regarding pretax return on invested capital is included in the accompanying reconciliation tables.
Other expenses were $243 million for the year ended December 31, 2010, compared to $98 million for the same period in 2009.  This $145 million increase in other expenses primarily resulted from a $160 million unfavorable swing in other (gains) losses, net.  Other losses of $106 million were recognized in 2010, compared to $54 million in other gains in 2009, primarily resulting from unrealized gains/losses associated with fuel derivative contracts.  Premium costs associated with the Company’s fuel derivative contracts of $134 million in 2010 and $148 million in 2009 were also included in other (gains) losses, net.  Net interest expense decreased $15 million primarily due to lower market interest rates.
        Net cash provided by operations for 2010 was $1.6 billion, substantially driven by the $459 million in net income, and $628 million in non-cash depreciation and amortization expense.  Capital expenditures for 2010 were $493 million.  The Company repaid $155 million in debt during 2010, and is scheduled to repay approximately $500 million in current maturities of long-term debt in 2011.   As of January 18th, the Company had approximately $3.8 billion in cash and short-term investments.  In addition, the Company has a fully available, unsecured, revolving credit facility of $600 million.

* The closing of the Company’s proposed acquisition of AirTran is still subject to the approval of AirTran stockholders, receipt of Department of Justice and certain other regulatory clearances, and fulfillment of customary closing conditions.  Estimated fuel consumption and estimated available seat miles for 2011 and beyond excludes any potential impact of the acquisition.  The Company currently expects to close the transaction in the second quarter of 2011.

Important Information for Investors and Stockholders
Communications in this press release do not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed acquisition of AirTran Holdings, Inc. (“AirTran”) by Southwest Airlines Co. (“Southwest”) will be submitted to the stockholders of AirTran for their consideration. In connection therewith, Southwest has filed a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) that includes a proxy statement of AirTran that also constitutes a prospectus of Southwest. Southwest and AirTran also plan to file other documents with the SEC regarding the proposed transaction. SOUTHWEST URGES INVESTORS AND SECURITY HOLDERS OF AIRTRAN TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the proxy statement/prospectus and other documents containing important information about Southwest and AirTran, as such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov/. Copies of the documents filed with the SEC by Southwest are available free of charge on Southwest’s website at http://www.southwest.com/ under the tab “Investor Relations” or by contacting Southwest’s Investor Relations Department at (214) 792-4415. Copies of the documents filed with the SEC by AirTran are available free of charge on AirTran’s website at http://www.airtran.com/ under the tab “Investor Relations” or by contacting AirTran’s Investor Relations Department at (407) 318-5188.

Southwest, AirTran and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of AirTran in connection with the proposed transaction. Information about the directors and executive officers of Southwest is set forth in its proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on April 16, 2010. Information about the directors and executive officers of AirTran is set forth in its proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on April 2, 2010. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement/prospectus and other relevant materials filed with the SEC.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Specific forward-looking statements include, without limitation, statements related to (i) the Company’s financial targets and outlook; (ii) its plans and expectations related to managing risk associated with changing jet fuel prices; (iii) its growth strategies and expectations, including fleet, network, and capacity plans and expectations; (iv) its strategic initiatives and the expected impact of the initiatives on its results of operations and its customer experience, offerings, and benefits; and (v) its expectations related to its proposed acquisition of AirTran. These forward-looking statements are based on the Company's current intent, expectations, and projections and are not guarantees of future performance.  These statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them.  Factors include, among others, (i) changes in the price of aircraft fuel, the impact of hedge accounting, and any changes to the Company’s fuel hedging strategies and positions; (ii) the impact of the economy on demand for air travel and fluctuations in consumer demand generally for the Company’s services; (iii) the impact of fuel prices and economic conditions on the Company’s overall business plan and strategies; (iv) actions of competitors, including without limitation pricing, scheduling, and capacity decisions, and consolidation and alliance activities; (v) the Company’s ability to timely and effectively implement, transition, and maintain the necessary information technology systems and infrastructure to support its operations and initiatives; (vi) the Company’s dependence on third parties to assist with implementation of certain of its initiatives; (vii) the impact of governmental regulations on the Company’s operations; (viii) the possibility that the Company’s proposed acquisition of AirTran is delayed or does not close, including due to the inability of Southwest and AirTran to obtain all approvals necessary or the failure of other closing conditions; (ix) the Company’s ability to successfully integrate AirTran’s business and realize the expected synergies from the transaction; and (x) other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed (i) under the heading "Risk Factors" in both the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and the Company’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on November 19, 2010; and (ii) under the heading “Forward-looking statements” in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010, and September 30, 2010.

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SOUTHWEST AIRLINES CO.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(in millions, except per share amounts)
(unaudited)

	Three Months Ended			Year Ended
	December 31,			December 31,
			Percent			Percent
	2010	2009	Change	2010	2009	Change
OPERATING REVENUES:
Passenger	$2,945	$2,584	14.0	$11,489	$9,892	16.1
Freight	32	31	3.2	125	118	5.9
Other	137	97	41.2	490	340	44.1
Total operating revenues	3,114	2,712	14.8	12,104	10,350	16.9

OPERATING EXPENSES:
Salaries, wages, and benefits	955	861	10.9	3,704	3,468	6.8
Fuel and oil	940	794	18.4	3,620	3,044	18.9
Maintenance materials and repairs	195	162	20.4	751	719	4.5
Aircraft rentals	45	46	(2.2)	180	186	(3.2)
Landing fees and other rentals	201	182	10.4	807	718	12.4
Depreciation and amortization	160	154	3.9	628	616	1.9
Other operating expenses	402	346	16.2	1,426	1,337	6.7
Total operating expenses	2,898	2,545	13.9	11,116	10,088	10.2

OPERATING INCOME	216	167	29.3	988	262	n.a.

OTHER EXPENSES (INCOME):
Interest expense	41	46	(10.9)	167	186	(10.2)
Capitalized interest	(4)	(5)	(20.0)	(18)	(21)	(14.3)
Interest income	(3)	(3)	-	(12)	(13)	(7.7)
Other (gains) losses, net	(31)	(56)	(44.6)	106	(54)	n.a.
Total other expenses (income)	3	(18)	(116.7)	243	98	148.0

INCOME BEFORE INCOME TAXES	213	185	15.1	745	164	n.a.
PROVISION FOR INCOME TAXES	82	69	18.8	286	65	n.a.

NET INCOME	$131	$116	12.9	$459	$99	n.a.

NET INCOME PER SHARE:
Basic	$.18	$.16		$.62	$.13
Diluted	$.18	$.16		$.61	$.13

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	747	742		746	741
Diluted	750	742		747	741

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SOUTHWEST AIRLINES CO.
RECONCILIATION OF REPORTED AMOUNTS TO NON-GAAP ITEMS
(SEE NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES)
(in millions, except per share amounts)
(unaudited)

	Three Months Ended			Year Ended
	December 31,			December 31,
			Percent			Percent
	2010	2009	Change	2010	2009	Change

Fuel and oil expense - unhedged	$886	$721		$3,296	$2,577
Add/(Deduct): Fuel hedge losses included in fuel and oil expense	54	73		324	467
Fuel and oil expense - as reported	$940	$794		$3,620	$3,044
Add/(Deduct): Net impact from fuel contracts (1)	(40)	(31)		(172)	(222)
Fuel and oil expense - economic	$900	$763	18.0	$3,448	$2,822	22.2

Total operating expenses, as reported	$2,898	$2,545		$11,116	$10,088
Add/(Deduct): Net impact from fuel contracts (1)	(40)	(31)		(172)	(222)
Total operating expenses, economic	$2,858	$2,514		$10,944	$9,866
Add: Charge for AirTran integration costs, net (2)	(7)	-		(7)	-
Add: Charge from voluntary early out program, net (2)	-	-		-	(56)
Total operating expenses, non-GAAP	$2,851	$2,514	13.4	$10,937	$9,810	11.5

Operating income, as reported	$216	$167		$988	$262
Add/(Deduct): Net impact from fuel contracts (1)	40	31		172	222
Operating income - economic	$256	$198		$1,160	$484
Add: Charge for AirTran integration costs, net (2)	7	-		7	-
Add: Charge from voluntary early out program, net (2)	-	-		-	56
Operating income, non-GAAP	$263	$198	32.8	$1,167	$540	116.1

Other (gains) losses, net, as reported	$(31)	$(56)		$106	$(54)
Add/(Deduct): Net impact from fuel contracts (1)	71	96		33	208
Other losses, net, non-GAAP	$40	$40	-	$139	$154	(9.7)

Income before income taxes, as reported	$213	$185		$745	$164
Add/(Deduct): Net impact from fuel contracts (1)	(31)	(65)		139	14
	$182	$120		$884	$178
Add: Charge for AirTran integration costs, net (2)	7	-		7	-
Add: Charge from voluntary early out program, net (2)	-	-		-	56
Income before income taxes, non-GAAP	$189	$120	57.5	$891	$234	n.a.

Net income, as reported	$131	$116		$459	$99
Add/(Deduct): Net impact from fuel contracts (1)	(31)	(65)		139	14
Income tax impact of fuel contracts	12	23		(52)	(5)
	$112	$74		$546	$108
Add: Charge for AirTran integration costs, net (3)	3	-		4	-
Add: Charge from voluntary early out program, net (3)	-	-		-	35
Net income, non-GAAP	$115	$74	55.4	$550	$143	n.a.

Net income per share, diluted, as reported	$.18	$.16		$.61	$.13
Add/(Deduct): Net impact from fuel contracts	(.03)	(.06)		.12	.02
	$.15	$.10		$.73	$.15
Add: Impact of special items, net (3)	-	-		.01	.04
Net income per share, diluted, non-GAAP	$.15	$.10	50.0	$.74	$.19	n.a.

(1) See Reconciliation of Impact from Fuel Contracts
(2) Amounts net of profitsharing impact
(3) Amounts net of profitsharing impact and taxes

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SOUTHWEST AIRLINES CO.
RECONCILIATION OF IMPACT FROM FUEL CONTRACTS
(SEE NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES)
(in millions)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009

Fuel & Oil Expense
Add/(Deduct): Reclassification between Fuel & Oil and Other (gains)
losses, net, associated with current period settled contracts	$(14)	$(3)	$(1)	$(38)
Add/(Deduct): Contracts settling in the current period, but for which gains
and/or (losses) have been recognized in a prior period*	(26)	(27)	(171)	(181)
Add/(Deduct): Contracts settling in the current period, but for which the
underlying hedged fuel has not yet been consumed	-	-	-	-
Add/(Deduct): Contracts settling in a prior period, but for which the
underlying hedged fuel has been consumed in the current period	-	(1)	-	(3)
Impact from fuel contracts to Fuel & Oil Expense	$(40)	$(31)	$(172)	$(222)

Operating Income
Add/(Deduct): Reclassification between Fuel & Oil and Other (gains)
losses, net, associated with current period settled contracts	$14	$3	$1	$38
Add/(Deduct): Contracts settling in the current period, but for which gains
and/or (losses) have been recognized in a prior period*	26	27	171	181
Add/(Deduct): Contracts settling in the current period, but for which the
underlying hedged fuel has not yet been consumed	-	-	-	-
Add/(Deduct): Contracts settling in a prior period, but for which the
underlying hedged fuel has been consumed in the current period	-	1	-	3
Impact from fuel contracts to Operating Income	$40	$31	$172	$222

Other (gains) losses
Add/(Deduct): Mark-to-market impact from fuel contracts
settling in future periods	$24	$56	$21	$73
Add/(Deduct): Ineffectiveness from fuel hedges settling in future periods	33	37	11	97
Add/(Deduct): Reclassification between Fuel & Oil and Other (gains)
losses, net, associated with current period settled contracts	14	3	1	38
Impact from fuel contracts to Other (gains) losses	$71	$96	$33	$208

Net Income
Add/(Deduct): Mark-to-market impact from fuel contracts
settling in future periods	$(24)	$(56)	$(21)	$(73)
Add/(Deduct): Ineffectiveness from fuel hedges settling in future periods	(33)	(37)	(11)	(97)
Add/(Deduct): Other net impact of fuel contracts settling in the
current or a prior period (excluding reclassifications)	26	28	171	184
Impact from fuel contracts to Net income **	$(31)	$(65)	$139	$14

* As a result of prior hedge ineffectiveness and/or contracts marked to market through earnings
** Excludes income tax impact of unrealized items

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SOUTHWEST AIRLINES CO.
FUEL DERIVATIVE CONTRACTS
AS OF JANUARY 18, 2011

		Percent of estimated fuel consumption*
		covered by fuel derivative contracts
Average Crude Oil			Full Year
Price per barrel		1Q 2011	2011
Up to $90		68%	64%
$90 to $95		33%	52%
$95 to $105		15%	29%
Above $105		39%	51%

		Estimated difference in economic jet
		fuel price per gallon, compared to
		unhedged market prices, including taxes
Average Crude Oil			Full Year
Price per barrel		1Q 2011	2011
$70		$0.21	$0.21
$90		$0.04	$0.04
$92	**	$0.02	$0.00
$100		$0.03	$0.00
$125		$(0.05)	$(0.16)

		Percent of estimated fuel consumption*
		covered by fuel derivative contracts at
Beyond 2011		varying crude-equivalent price levels
2012		60%
2013		50%
2014		45%

*Estimated fuel consumption for 2011 and beyond excludes any potential impact of the Company’s proposed acquisition of AirTran Holdings, Inc.

**Based on the current forward curve as of January 18, 2011, and settlement of existing fuel derivative contracts at expiration, first quarter 2011 fuel price per gallon, including taxes, is estimated to settle 2 cents above market prices, and full year 2011 is estimated to be in line with market prices.

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SOUTHWEST AIRLINES CO.
RETURN ON INVESTED CAPITAL
(in millions)
(unaudited)

Year Ended
December 31, 2010
Operating Income, as reported	$988
Add/(Deduct): Net impact from fuel contracts	172
Add: AirTran acquisition costs, net (1)	7
Operating Income, Non-GAAP	$1,167
Net adjustment for aircraft leases (2)	84
Adjustment for fuel hedge accounting	(134)
Adjusted Operating Income, Non-GAAP	$1,117

Average Invested Capital (3)	$10,431
Equity adjustment for fuel hedge accounting	434
Adjusted Average Invested Capital	$10,865
.
ROIC, pretax	10%

(1) Amounts shown net of profitsharing impact
(2) Net adjustment related to presumption that all aircraft in fleet are owned.
(3) Average invested capital represents a five quarter average of debt, net present value of aircraft leases, and equity

NOTE REGARDING USE OF NON-GAAP FINANCIAL MEASURES

The Company's Financial Statements are prepared in accordance with accounting principles generally accepted in the United States (GAAP). These GAAP financial statements include unrealized non-cash adjustments and reclassifications, which can be significant, as a result of accounting requirements and elections made under accounting pronouncements relating to derivative instruments and hedging.

The Company also provides financial information included that was not prepared in accordance with GAAP and should not be considered as an alternative to the information prepared in accordance with GAAP. The Company provides supplemental non-GAAP financial information that it sometimes refers to as "economic", which the Company's management utilizes to evaluate its ongoing financial performance and the Company believes provides greater transparency to investors as supplemental information to its GAAP results. The Company's economic financial results differ from GAAP results in that they only include the actual cash settlements from fuel hedge contracts--all reflected within Fuel and oil expense in the period of settlement. Thus, Fuel and oil expense on an economic basis reflects the Company's actual net cash outlays for Fuel during the applicable period, inclusive of settled fuel derivative contracts. Any net premium costs paid related to option contracts are reflected as a component of Other (gains) losses, net, for both GAAP and non-GAAP purposes in the period of contract settlement. These economic results provide a better measure of the impact of the Company's fuel hedges on its operating performance and liquidity since they exclude the unrealized, non-cash adjustments and reclassifications that are recorded in GAAP results in accordance with accounting guidance relating to derivative instruments and hedging, and they reflect all cash settlements related to fuel derivative contracts within Fuel and oil expense. This enables the Company's management, as well as investors, to consistently assess its operating performance on a year-over-year or quarter-over-quarter basis after considering all programs in place to curtail fuel expense. However, because these measures are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, the aforementioned measures, as presented, may not be directly comparable to similarly titled measures presented by other companies. Special items also included a charge of $7 million (before the impact of profitsharing or taxes) during 2010, related to expenses associated with the Company’s planned merger with AirTran.  Management does not believe these expenses are a meaningful indicator of the Company's results for those particular periods or in comparison to its performance in the corresponding prior or subsequent period.

Further information on (i) the Company's fuel hedging program, (ii) the requirements and accounting associated with accounting for derivative instruments, and (iii) the causes of hedge ineffectiveness and/or mark-to-market gains or losses from derivative instruments is included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as well as subsequent Quarterly Reports on Form 10-Q.

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SOUTHWEST AIRLINES CO.
COMPARATIVE CONSOLIDATED OPERATING STATISTICS
(unaudited)

	Three Months Ended				Year Ended
	December 31,				December 31,
	2010	2009	Change		2010	2009	Change

Revenue passengers carried	22,451,968	21,498,778	4.4%		88,191,322	86,310,229	2.2%
Enplaned passengers	29,224,501	25,386,440	15.1%		114,213,010	101,338,228	12.7%
Revenue passenger miles (RPMs) (000s)	20,005,943	18,175,024	10.1%		78,046,967	74,456,710	4.8%
Available seat miles (ASMs) (000s)	24,788,095	23,505,932	5.5%		98,437,092	98,001,550	0.4%
Load factor	80.7%	77.3%	3.4	pts.	79.3%	76.0%	3.3	pts.
Average length of passenger haul (miles)	891	845	5.4%		885	863	2.5%
Average aircraft stage length (miles)	653	632	3.3%		648	639	1.4%
Trips flown	278,137	272,740	2.0%		1,114,451	1,125,111	(0.9)%
Average passenger fare	$131.17	$120.21	9.1%		$130.27	$114.61	13.7%
Passenger revenue yield per RPM (cents)	14.72	14.22	3.5%		14.72	13.29	10.8%
RASM (cents)	12.56	11.54	8.8%		12.30	10.56	16.5%
PRASM (cents)	11.88	10.99	8.1%		11.67	10.09	15.7%
CASM (cents)	11.69	10.83	7.9%		11.29	10.29	9.7%
CASM, excluding fuel (cents)	7.90	7.45	6.0%		7.61	7.19	5.8%
CASM, excluding special items (cents)	11.51	10.70	7.6%		11.11	10.01	11.0%
CASM, excluding fuel and special items (cents)	7.88	7.45	5.8%		7.61	7.13	6.7%
Fuel costs per gallon, including fuel tax (unhedged)	$2.44	$2.08	17.3%		$2.29	$1.80	27.2%
Fuel costs per gallon, including fuel tax	$2.59	$2.29	13.1%		$2.51	$2.12	18.4%
Fuel costs per gallon, including fuel tax (economic)	$2.48	$2.20	12.7%		$2.39	$1.97	21.3%
Fuel consumed, in gallons (millions)	361	345	4.6%		1,437	1,428	0.6%
Active fulltime equivalent Employees	34,901	34,726	0.5%		34,901	34,726	0.5%
Aircraft in service at period-end	548	537	2.0%		548	537	2.0%

RASM (unit revenue) - Operating revenue yield per ASM
PRASM (Passenger unit revenue) - Passenger revenue yield per ASM
CASM (unit costs) - Operating expenses per ASM

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SOUTHWEST AIRLINES CO.
CONDENSED CONSOLIDATED BALANCE SHEET
(in millions)
(unaudited)

	December 31,	December 31,
	2010	2009

ASSETS
Current assets:
Cash and cash equivalents	$1,261	$1,114
Short-term investments	2,277	1,479
Accounts and other receivables	195	169
Inventories of parts and supplies, at cost	243	221
Deferred income taxes	214	291
Prepaid expenses and other current assets	89	84
Total current assets	4,279	3,358

Property and equipment, at cost:
Flight equipment	13,991	13,719
Ground property and equipment	2,122	1,922
Deposits on flight equipment purchase contracts	230	247
	16,343	15,888
Less allowance for depreciation and amortization	5,765	5,254
	10,578	10,634
Other assets	606	277
	$15,463	$14,269

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$739	$732
Accrued liabilities	863	729
Air traffic liability	1,198	1,044
Current maturities of long-term debt	505	190
Total current liabilities	3,305	2,695

Long-term debt less current maturities	2,875	3,325
Deferred income taxes	2,493	2,200
Deferred gains from sale and leaseback of aircraft	88	102
Other noncurrent liabilities	465	493
Stockholders' equity:
Common stock	808	808
Capital in excess of par value	1,183	1,216
Retained earnings	5,399	4,971
Accumulated other comprehensive loss	(262)	(578)
Treasury stock, at cost	(891)	(963)
Total stockholders' equity	6,237	5,454
	$15,463	$14,269

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SOUTHWEST AIRLINES CO.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in millions)
(unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$131	$116	$459	$99
Adjustments to reconcile net income to
cash provided by operating activities:
Depreciation and amortization	160	154	628	616
Unrealized (gain) loss on fuel derivative instruments	(31)	(65)	139	14
Deferred income taxes	38	69	133	72
Amortization of deferred gains on sale and
leaseback of aircraft	(3)	(1)	(14)	(12)
Changes in certain assets and liabilities:
Accounts and other receivables	39	56	(26)	40
Other current assets	(2)	(20)	(8)	(27)
Accounts payable and accrued liabilities	3	101	193	59
Air traffic liability	(226)	(170)	153	81
Cash collateral received from (provided to) fuel
derivative counterparties	115	95	265	(90)
Other, net	45	157	(361)	133
Net cash provided by operating activities	269	492	1,561	985

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, net	(94)	(115)	(493)	(585)
Purchases of short-term investments	(1,293)	(1,308)	(5,624)	(6,106)
Proceeds from sales of short-term investments	1,367	1,165	4,852	5,120
Other, net	-	-	-	2
Net cash used in investing activities	(20)	(258)	(1,265)	(1,569)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale and leaseback transactions	-	-	-	381
Issuance of long-term debt	-	-	-	455
Proceeds from Employee stock plans	10	9	55	20
Proceeds from credit line borrowing	-	-	-	83
Payments of long-term debt and capital lease obligations	(31)	(22)	(155)	(86)
Payments of revolving credit facility	-	-	-	(400)
Payment of credit line borrowing	-	(7)	(44)	(97)
Payments of cash dividends	-	-	(13)	(13)
Other, net	2	(2)	8	(13)
Net cash provided by (used in) financing activities	(19)	(22)	(149)	330

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	230	212	147	(254)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	1,031	902	1,114	1,368

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,261	$1,114	$1,261	$1,114

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SOUTHWEST AIRLINES CO.
REVISED 737 DELIVERY SCHEDULE
AS OF JANUARY 19, 2011

	The Boeing Company
					Purchase	Previously
	-700 Firm		-800 Firm	Options	Rights	Owned -700	Total

2011	17					2	19
2012			20				20
2013	19			6			25
2014	21			6			27
2015	14			1			15
2016	17			7			24
2017				17			17
Through 2021					98		98
Total	88	*	20	37	98	2	245

* The Company is evaluating substituting 737-800s in lieu of
737-700 firm orders currently scheduled for 2013 through 2016.

***